Exhibit 99.5

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context otherwise requires, references in this Exhibit to “AVAT,” “the Company,” “we,” “us,” “our” and other similar terms refer to Avalanche Treasury Company, LLC prior to the Business Combination and Avalanche Treasury Corporation (“Pubco”) and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis provides information which AVAT’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the section of in the Current Report on Form 8-K to which this Exhibit is attached titled “Business” and AVAT’s financial statements and related notes thereto that are included elsewhere in the Current Report on Form 8-K to which this Exhibit is attached. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section titled “Cautionary Note Regarding Forward-Looking Statements” in the Current Report on Form 8-K to which this Exhibit is attached. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” in the Current Report on Form 8-K to which this Exhibit is attached.

Overview

AVAT is a newly formed operating company focused exclusively on business lines relating to Avalanche and AVAX. Our strategy is to offer public-market investors a differentiated, capital-efficient way to gain exposure to Avalanche and AVAX through (i) the targeted accumulation of AVAX; (ii) tailored treasury management geared towards staking yield and other asset management levers intended to compound AVAX per share over time and (iii) the further ecosystem integration including the potential provision of Avalanche-focused infrastructure, such as the operation of validator nodes, L1 activation and other corporate development activities, that we believe will expand our exposure to Avalanche. In connection with the consummation of the Business Combination, the Company merged with and into Avalanche Company Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub”), with the Company continuing as the surviving subsidiary and a wholly owned subsidiary of Pubco.

Business Combination with MLAC

On October 1, 2025, Mountain Lake Acquisition Corp., a Cayman Islands exempted company (“MLAC”), Pubco, Avalanche SPAC Merger Sub LLC, a Delaware limited liability company (“MLAC Merger Sub”), Company Merger Sub, the Company and Dragonfly Digital Management, LLC, a Delaware limited liability company (the “Seller”) entered into a business combination agreement (the “Business Combination Agreement”). In connection with the closing of the Business Combination Agreement, on June 11, 2026, (i) MLAC domesticated by way of continuation out of its jurisdiction of incorporation from the Cayman Islands into the State of Delaware (the “Domestication”), (b) MLAC Merger Sub merged with and into MLAC (the “MLAC Merger”), with MLAC surviving the MLAC Merger as a wholly owned subsidiary of Pubco, and (c) Company Merger Sub merged with and into AVAT (the “Acquisition Merger” and, together with the MLAC Merger, the “Mergers”, and together with the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with AVAT surviving the Acquisition Merger as a wholly owned subsidiary of Pubco.

Concurrently with the signing of the Business Combination Agreement, on October 1, 2025, Pubco, Company and MLAC entered into the Company Unit Subscription Agreements with the company unit investors (“Company Unit Investors”), pursuant to which the Company Unit Investors purchased, payable in cash, USDC or AVAX, and the Company issued and sold, approximately $216 million worth of Company Class A units (“Company Units”) at a price of $10.00 per Company Unit the (“Company Unit Subscription”). At Closing, each Company Unit held by Company Unit Investors converted automatically into one share of non-voting Class A common stock, par value $0.01 per share, of Pubco (“Pubco Class A Stock”).

Concurrently with the execution of the Business Combination Agreement, the Seller, Company, Pubco, Avalanche (BVI), Inc., a company incorporated in the British Virgin Islands (“Avalanche BVI”) and Avalanche Cayman, a Cayman Islands exempted company (“Avalanche Cayman” and together with Avalanche BVI, the “Foundation”) entered into the Contribution Agreement, pursuant to which, (a) the Foundation sold a minimum of $200 million of AVAX tokens on a pre-discount basis to Company and (b) the Seller contributed, directly and indirectly through certain related funds, 1,960,040 AVAX tokens to the Company in exchange for 5,805,638 Company Units.

Concurrently with the execution of the Business Combination Agreement and the Contribution Agreement, the Company, Pubco, Avalanche BVI and Avalanche Cayman entered into the Token Sales Agreement, pursuant to which, in October 2025, the Foundation sold a minimum of $200 million of AVAX tokens on a pre-discount basis to the Company in exchange for, at a 60% discount, (i) $50 million in cash or USDC and (ii) $30 million in the form of up to 3,000,000 shares of Pubco Class A Stock..

Recent Developments

On March 20, 2026, AVAT signed a Master Lender Agreement (the “Master Lender Agreement”) with FalconX Charlie, Inc. (the “Lender”) to facilitate the potential future execution of collateralized loans in which the Lender may lend to AVAT certain digital currency or cash (dependent on the loaned asset specified in the relevant executed loan term sheet) and AVAT would pay a loan fee as well as pledge collateral on or prior to the date of any drawdown pursuant to such future loan term sheet, as applicable. The loans under the Master Lender Agreement may be open loans without a maturity date, whereby AVAT may repay and Lender may recall the loan at any time, or term loans with a predetermined maturity date.

On May 29, 2026, AVAT and the Lender executed a loan term sheet, pursuant to which AVAT agreed to borrow from the Lender, and the Lender agreed to lend to AVAT, a loan of $25 million pursuant to an open loan (the “May 2026 Collateralized Open Loan”). The loan fee is 7% per annum.

At Closing, AVAT pledged approximately 5.6 million AVAX pursuant to the May 2026 Collateralized Open Loan, which is based on an initial collateral ratio of 200%. The collateral will be held in a segregated custody account with Anchorage Digital Bank N.A. (“Anchorage”) pursuant to an Account Control Agreement among Anchorage, AVAT and the Lender.

Principal Factors Affecting Our Results of Operations and Material Trends

AVAT’s future results are expected to be impacted by the highly volatile nature of AVAX’s valuation, as well as conditions and trends relating to demand for AVAX or other digital assets. We also expect AVAT’s future results to be impacted by the successful execution of our business strategies, such as our AVAX acquisition strategy, our support of L1s and validator resources, our fostering of partnerships with respect to our AVAX financial and technological infrastructure solutions, regulatory and technical developments surrounding AVAX and cryptocurrencies, the rapid evolution of the AVAX technology infrastructure landscape and our ability to innovate in and add value to the AVAX ecosystem. The primary factors that are expected to impact our results and present significant opportunities, as well as pose risks and challenges, are described below. We believe that our performance and future success depends on the factors discussed below, as well as those mentioned in the section titled “Risk Factors” in the Current Report on Form 8-K to which this Exhibit is attached.

The following macroeconomic factors and trends as they relate to AVAX may specifically impact our business:

•	Price of AVAX. Our business is expected to be heavily dependent on the price of AVAX, which has historically experienced significant volatility. We have acquired AVAX, and may in the future acquire additional AVAX, through at-market purchases to build our strategic reserve of AVAX. Under ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), AVAX is revalued at fair value at the end of each reporting period, with changes in fair value recognized in net loss. As a result, fluctuations in the price of AVAX may significantly impact our results of operations.

•	Awareness. We expect the perception of Avalanche as a legitimate and secure blockchain network, and in turn the perception of AVAX as a legitimate and secure asset class, by the general public will plays a crucial role in the success of our business. The pace and effectiveness of continued education and awareness is expected to impact adoption rates. Due to the rapidly evolving nature of digital assets and the volatile price of AVAX, which has experienced and continues to experience significant movements, we expect that our operating results will fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader AVAX economy.

•	Regulation. The global regulatory and political landscape for AVAX, including developments concerning legal status, accounting and tax treatment and other compliance-related programs surrounding digital assets will significantly impact the popularity and value of AVAX. Political support or favorable regulations may encourage adoption, while restrictive measures may hinder it, which, in each case, may have a significant impact on our business.

•	Institutional Adoption. Increased participation by institutional investors, including hedge funds, mutual funds, corporations and nation states can drive market confidence and liquidity, supporting continued growth and utility of AVAX and the Avalanche blockchain network.

•	Monetary Policy. Central bank monetary policies, especially those related to interest rates and monetary supply, may influence AVAX adoption. Low-interest rates and expansive monetary policies that lead to currency debasement may lead to a search for alternative investments like AVAX, which may have a positive impact on our business.

•	Technological Innovation. Advances in blockchain technology, improvements in scalability and enhanced security protocols may increase AVAX adoption and integration of AVAX and the Avalanche blockchain network into various financial systems. Conversely, as blockchain technology and digital asset become more widely accept, we expect competition to further intensify in the future. We will compete for capital, and the Avalanche blockchain network will compete for user adoption, with a number of companies and ecosystem participants within the United States and abroad, including those that focus on traditional financial services and those that focus on blockchain or AVAX-focused services and technology infrastructure.

Plan of Operations and Expected Revenue Sources

AVAT anticipates revenue generation through the following key business lines in this initial period following the Business Combination:

•	AVAX Accumulation at Scale. AVAT aims to broaden access to AVAX for a wide range of public-market investors with diverse objectives and risk profiles by opportunistically offering a range of capital raising instruments that present varying degrees of Avalanche and AVAX exposure. AVAT intends to accumulate AVAX over time through a blended offering of equity and debt instruments, which may be subscribed with cash or AVAX, as well as the deployment of non-AVAX offering proceeds to acquire additional AVAX in the market. Such offerings and acquisitions will be strategically considered and paced based on market conditions and other factors, including (i) market price of AVAX and related trends, (ii) macroeconomic factors, (iii) market appetite and demand and (vi) the Pubco Class A Stock price, including such price relative to the net asset value of its AVAX holdings. AVAT does not currently intend to hold any other cryptocurrencies as its main treasury asset, however it may, in the execution of its strategy, periodically hold other digital assets. AVAT retains the flexibility to sell AVAX under certain circumstances, such as to meet operational needs, comply with legal or regulatory obligations, pursue certain investment strategies or for general corporate purposes. In addition, where the Pubco Class A Stock trades at a meaningful discount to our estimated mNAV relative to the prevailing AVAX price, we may sell a portion of our AVAX to fund opportunistic share repurchases. We believe this disciplined capital-allocation approach — dynamically arbitraging the relationship between our share price, implied premium/discount to mNAV and the AVAX price — can be accretive to mNAV per share and align with long-term shareholder value. Any such activity would be subject to applicable law, our liquidity and risk parameters, market conditions, internal Board and relevant committee authorization, and there can be no assurance that any repurchases will be undertaken. AVAT does not currently plan to engage in hedging its AVAX exposure. AVAT retains the option to revisit its AVAX accumulation strategy or any related policies periodically as part of its ongoing strategic review and risk management.

•	Active AVAX Treasury Management. AVAT’s active AVAX treasury management strategy will initially target (i) the staking of AVAX and (ii) the deployment of AVAX to traders, market makers, asset managers and other crypto market participants to with the goal of adopting conservative yield approaches focused on preservation and consistent returns, in each case subject to market conditions and other factors, intended to generate AVAX for treasury growth or the payment of operating expenses. To optimize staking returns while mitigating risks, we intend to carefully monitor our staking operations. This begins with the selection and oversight of trusted third-party staking providers, and extends to ongoing operational involvement. For example, we intend to conduct independent monitoring of validator performance alongside periodic reports provided by our staking service providers and to reinvest accrued staking rewards into the establishment of additional validators, where practicable. These practices are intended to support compounding yield, safeguard validator performance and promote transparency throughout our AVAX staking process. Determinations with respect to our AVAX management strategy, particularly with regards to the deployment of AVAX, other digital assets or fiat to traders, market makers, asset managers and other crypto market participants to execute any of our trading or yield strategies, will be made from time to time by assessing market factors including, but not limited to, (i) the current market price of AVAX, (ii) price trends and market level analysis, (iii) analysis of the broader macroeconomic environment and (iv) AVAT’s relative stock performance. In pursuit of this strategy, we may utilize AVAX-specific key performance indicators including AVAX reserves per share to assess our performance and guide our operations. These KPIs are intended to efficiently communicate AVAT’s mission of providing the best vehicle for secure, transparent and yield-generating exposure to AVAX at institutional scale. Management’s AVAX strategy does not include any fixed delegation or staking percentages or allocations, and is generally designed to preserve management’s flexibility and business judgment in deploying AVAX and adapting to rapidly changing, fluid market conditions. For example, longer staking durations can amount to less liquidity – in periods where greater liquidity is desired, management may elect to pursue exclusively shorter staking durations. This strategy also contemplates that AVAT may, from time to time, subject to market conditions and other factors, (i) sell AVAX for general corporate purposes or in furtherance of strategies that AVAT believes are accretive to shareholders, (ii) enter into additional capital raising transactions and (iii) consider the pursuit of strategies that monetize or otherwise utilize its AVAX holdings to generate funds or income streams through the development and commercialization of new AVAX-based smart contracts and decentralized applications for services and products. AVAT currently engages in staking via third-party node operators as part of its active treasury management strategy.

•	AVAX Technology and Ecosystem Partner. In addition to aiming to deliver secure, transparent and yield-generating exposure to AVAX at an institutional scale, AVAT may pursue a range of additional Avalanche-related business activities. We intend to evaluate opportunities to operate our own validator nodes independent of third-party service providers to consolidate our staking efforts. We also plan to actively support and engage with Avalanche-native projects via potential ecosystem partnerships with enterprises, asset managers and other participants, and also via early participation in emergent protocols and L1s. We may provide turnkey infrastructure solutions for enterprises, decentralized autonomous organizations and Avalanche-native builders seeking access to Avalanche’s consensus and blockspace economy. We may also pursue on-chain opportunities that offer attractive risk adjusted returns, such as infrastructure solutions for Avalanche-native builders or other staking solutions for enterprises and funds seeking to generate AVAX-denominated revenue. The development and launch of any such activities would require significant organizational, operational and regulatory preparation. These initiatives are subject to various legal and compliance considerations, including oversight by the SEC, the CFTC, FinCEN and state-level regulators such as those in Delaware, as well as compliance with applicable anti-money laundering and other financial laws. Planning for these potential activities has begun, however, there can be no assurance as to the timing or outcome of any such efforts.

Results of Operations

The following table sets forth our condensed statement of operations for the three months ended March 31, 2026:

Three Months Ended March 31, 2026
Staking revenue, net of fees	$2,057,074

Operating expenses:
General and administrative	1,942,410
Change in fair value of digital assets	46,192,584
Realized loss on digital assets	477,431
Impairment of digital assets	5,059,757
Loss from operations	(51,615,108)

Other income:
Change in fair value of token sale liability	24,807,903
Other income	21,059
Interest income	5,904
Total other income, net	24,834,866

Net loss	$(26,780,242)

Staking Revenue, Net of Fees

Staking revenue, net of fees, for the three months ended March 31, 2026, was $2.1 million. The Company earns staking rewards in exchange for delegating digital assets to support network validation activities on the Avalanche blockchain protocol. Staking rewards consist of block rewards, transaction fees, and, where applicable, supplemental protocol incentives. Rewards are distributed directly by the Avalanche protocol to the Company’s designated wallet.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, professional fees, and other corporate overhead expenses. For the three months ended March 31, 2026, general and administrative expenses totaled $1.9 million. Personnel-related costs included $0.6 million of salary and bonus expense. Professional fees totaled $1.0 million and were primarily attributable to legal, accounting and auditing, advisory, and other professional services, incurred in part due to the Transaction and costs associated with being a public company. The remaining general and administrative expenses consisted of insurance, technology, facilities, and other corporate costs incurred during the period.

Changes in Fair Value of Digital Assets

An unrealized loss of $46.2 million was recognized during the three months ended March 31, 2026. The unrealized loss is driven by the unfavorable changes in digital asset fair value from December 31, 2025 to March 31, 2026.

Realized Loss on Digital Assets

A realized loss of $0.5 million was recognized during the three months ended March 31, 2026. The realized loss is primarily driven by sales of digital assets at price lower than the balance sheet fair value.

Impairment of Digital Assets

The Company recognized $5.1 million of digital asset impairment during the three months ended March 31, 2026 due to the change in fair value of stAVAX tokens held.

Other Income

Other income, net for the three months ended March 31, 2026, was $24.8 million, primarily driven by changes in fair value of token sale liability. We recognized an unrealized gain of $24.8 million related to changes in the token sale liability. Other income and interest income were less than $0.1 million .

Net Loss

Net loss for the three months ended March 31, 2026, was approximately $26.8 million, primarily driven by an unrealized loss of $46.2 million from changes in the fair value of digital assets, $5.1 million of digital asset impairment, and a $0.5 million realized loss on digital asset sales. These losses were partially offset by $24.8 million of other income from an unrealized gain on the token sale liability and $2.1 million of staking revenue, net of fees. General and administrative expenses of $1.9 million also contributed to the net loss.

Risks and Uncertainties Associated with Future Results of Operations

We have a very limited operating history, which makes it difficult to accurately forecast our future results of operations, and which is subject to a number of uncertainties, including our ability to grow the value of our AVAX holdings, develop and implement our AVAX-focused infrastructure strategy and the market size and growth opportunities in each of our anticipated lines of business.

Our ability to generate cash flow initially will largely be dependent on our ability to raise capital to acquire additional AVAX, secure participation and contribution from AVAX holders through in-kind investments, successfully apply yield generation strategies, financial trading strategies and risk-management techniques in our active management of our AVAX holdings and develop or enter into partnerships for end-to-end AVAX-focused financial and technology infrastructure. Our business strategy may not be realized as quickly as planned, or even at all. Further, even if we achieve growth in the near term, in future periods that growth could slow or decline for a number of reasons, including, but not limited to, AVAX volatility, increased competition, digital assets that compete with and may result in a decline in utilization of AVAX or replace AVAX, our inability to develop, improve or effectively scale AVAX acquisition or to develop or enter into partnerships for AVAX-related infrastructure, government regulation or our failure, for any reason, to continue to take advantage of any growth opportunities. For additional information see the section titled “Risk Factors” in the Current Report on Form 8-K to which this Exhibit is attached.

Liquidity and Capital Resources

Overview

AVAT assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. AVAT’s management expects that future operating losses and negative operating cash flows may increase because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

As of March 31, 2026, we had cash of approximately $1.2 million and a working capital deficit of $9.1 million.

For the three months ended March 31, 2026, we reported a net loss of approximately $26.8 million. This net loss was primarily driven by factors that are inherently volatile and subject to market conditions, including:

•	Unrealized losses related to digital asset holdings due to fluctuations in the market price;
•	General and administrative expenses associated with operating as a public company.

Because digital assets and derivative instruments are measured at fair value, our results of operations may fluctuate significantly from period to period.

We do not maintain any committed external sources of liquidity, including credit facilities or other financing arrangements. Our liquidity is derived primarily from cash on hand.

In connection with the Company's assessment of going concern considerations in accordance with Financial Accounting Standards Board's ("FASB") Accounting Standards Update ("ASU") 2014-15, Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern (ASC Subtopic 205-40), management has evaluated whether conditions and events, considered in the aggregate, raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the unaudited condensed financial statements are issued. Based on this assessment, management has determined that the Company's liquidity condition, has materially improved as a result of (1) the successful completion of the Business Combination and (2) the receipt of net loan proceeds at Closing. These events directly address the conditions previously identified as raising substantial doubt including the Company's liquidity condition, recurring losses since inception and lack of committed funding should the Business Combination not be consummated.

As a result of the closing of the Business Combination, the Company received access to the capital and resources associated with the transaction, which management believes will support the Company's operations and liquidity needs for at least the next twelve months from the date of the filing of this Form 8-K.

Accordingly, management concluded that the Company’s primary plan to alleviate substantial doubt, completion of the Business Combination, has now occurred. The uncertainties previously identified, including the risk that the necessary shareholder approvals will be obtained and that the transaction might not be completed, have been resolved. Based on the improved liquidity profile and the removal of the previously identified uncertainties, management has concluded that substantial doubt about the Company's ability to continue as a going concern is alleviated for the twelve-month look-forward period from the date of the filing of this Form 8-K.

Cash Flows

The following table summarizes the Company’s cash flows for the periods indicated:

For the Three Months Ended March 31, 2026
CASH USED IN OPERATING ACTIVITIES	$(1,059,087)
CASH PROVIDED BY INVESTING ACTIVITIES	$1,000,000
CASH FLOWS USED IN FINANCING ACTIVITIES	$(477,663)

Cash Flows from Operating Activities

Net cash used in operating activities for the three months ended March 31, 2026 was $1,059,087 and is primarily related to the net loss of $26.8 million, partially offset by a $24.8 million gain related to the change in fair value of the token sale liability, a $5.1 million impairment charge associated with stAVAX digital assets, a $46.2 million loss from changes in the fair value of AVAX digital assets, and a $0.5 million realized loss on the disposition of AVAX tokens.

Additional non-cash adjustments included digital assets received through staking rewards and USDC received and recognized as other income.

Cash Flows from Investing Activities

Net cash provided by investing activities for the three months ended March 31, 2026, was $1.0 million and was driven by proceeds from the disposal of USDC.

Cash Flows from Financing Activities

Net cash used in financing activities for the three months ended March 31, 2026 was $477,663 and is primarily related to deferred transaction costs incurred in connection with the planned business combination transaction and related capital markets activities.

Critical Accounting Estimates

Our financial statements and the accompanying notes thereto included in the Current Report on Form 8-K to which this Exhibit is attached are prepared in accordance with U.S. GAAP and pursuant to the accounting rules and regulations of the SEC. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses and related disclosures. We base our estimates on assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are items within our unaudited condensed consolidated financial statements that require estimation but are not deemed critical, as defined above

Off-Balance Sheet Arrangements

Other than as otherwise described in the Current Report on Form 8-K to which this Exhibit is attached, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of our unaudited condensed financial statements included elsewhere in the Current Report on Form 8-K to which this Exhibit is attached.

Internal Control Over Financial Reporting

As a privately held company, we were not required to assess and conclude on the effectiveness of our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act. However, during the preparation of our financial statements, we identified a material weakness in our internal control over financial reporting. The PCAOB defines a material weakness as “a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.”

We did not design or maintain an effective control environment commensurate with the financial reporting requirements applicable to U.S. listed companies, including adequate business processes, systems, personnel and related internal controls. As a result, we identified the following material weakness:

•	We did not design and maintain effective controls over the financial reporting process, including segregation of duties related to journal entries and account reconciliations.

We recognize that the material weakness described above could result in misstatements to one or more account balances or disclosures, including substantially all financial statement accounts and disclosures, that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected on a timely basis.

We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the control deficiencies that led to the material weakness:

•	We will continue to formalize and enhance policies and procedures regarding the financial reporting process to support the effective deployment of management’s directives and control activities, including that we plan to design and implement control activities in response to the risks posed as a result of the lack of segregation of duties related to journal entries and account reconciliations, including general controls over information systems. We will clearly define responsibility and accountability for the timely execution of such policies and procedures. In parallel, we will continue to design, implement and refine a comprehensive set of controls over the financial consolidation and reporting process to support the accuracy, completeness and timeliness of our financial statements.

We will not be able to fully remediate this material weakness until the remediation plan described above has been fully implemented, the applicable controls have been operating for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness in our internal control over financial reporting or that it will prevent or avoid potential future material weaknesses. In addition, our current internal control over financial reporting and disclosure controls and procedures, and any new internal control over financial reporting and disclosure controls and procedures that we develop, may become inadequate because of changes in our business, operations and other factors, some of which may be beyond our control. While we will work to remediate the material weakness as quickly and efficiently as possible, we cannot at this time provide an expected timeline in connection with any remediation plan. These remediation measures may be time-consuming and costly and might place significant demands on our financial and operational resources.

As permitted under the U.S. securities laws, neither we nor our independent registered public accounting firm have performed or are required to perform a formal evaluation of the effectiveness of our internal control over financial reporting pursuant to Section 404. It is possible that, had such an evaluation been performed, additional material weaknesses or significant deficiencies may have been identified, and we may identify further material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain effective internal control over financial reporting could result in misstatements in our financial statements that could lead to a restatement of our financial statements, cause us to fail to meet our reporting obligations or adversely affect investor confidence in our reported financial and other information, which may result in a decline in the market price of our ordinary shares.

See the section titled “Risk Factors — We have identified a material weakness in our internal control over financial reporting. If remediation of this material weakness is not effective, if we experience additional material weaknesses, or if we otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report their financial condition or results of operations.” in the Current Report on Form 8-K to which this Exhibit is attached.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these unaudited condensed financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

The following discussion about our market risk exposures involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements.

AVAX Market Price Risk

Our AVAX treasury assets are measured using observed prices from active exchanges, which could result in volatility in our financial results in future periods. Adjustments are recorded in net income through “gain (loss) on digital assets” on the statements of operations. Therefore, negative swings in the market price of AVAX could have a material impact on our earnings and on the carrying value of our digital assets.

Custodian Risk

Pubco’s AVAX is held with third-party custodians, which we select based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft or misappropriation of our AVAX assets due to operational failures, cybersecurity breaches or financial difficulties experienced by these third parties. Although we periodically monitor the financial health, insurance coverage and security measures of our custodians, reliance on such third parties inherently exposes us to risks that we cannot fully mitigate.